UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_________________________
FORM 8-K
_________________________
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 19, 2018
_________________________
Marriott Vacations Worldwide Corporation
(Exact name of registrant as specified in its charter)
 _________________________

Delaware	001-35219	45-2598330
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6649 Westwood Blvd., Orlando, FL	32821
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (407) 206-6000
N/A
(Former name or former address, if changed since last report)
_________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01    Regulation FD Disclosure.
On October 19, 2018 (the “Settlement Date”), Interval Acquisition Corp. (“IAC”), a wholly owned indirect subsidiary of Marriott Vacations Worldwide Corporation (“MVW”), settled its previously announced offer to purchase any and all of IAC’s outstanding 5.625% Senior Notes due 2023 (the “Notes”) for cash at a price equal to 101% of the principal amount of the Notes validly tendered and not validly withdrawn plus accrued and unpaid interest, if any, to, but not including, the Settlement Date (the “Offer”). The Offer expired at 5:00 p.m., New York City time, on October 15, 2018 (the “Expiration Time”).
At the Expiration Time, $121,898,000 in aggregate principal amount of Notes had been validly tendered and not withdrawn in the Offer. On the Settlement Date, IAC repurchased the tendered Notes for $123,193,166, using MVW cash on hand.
Immediately following the Settlement Date, $139,937,000 in aggregate principal amount of the Notes remained outstanding.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARRIOTT VACATIONS WORLDWIDE CORPORATION
(Registrant)

Date: October 19, 2018	By:	/s/ John E. Geller, Jr.
	Name:	John E. Geller, Jr.
	Title:	Executive Vice President and Chief Financial and Administrative Officer

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